UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 10, 2024

Super League Enterprise, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38819	47-1990734
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2912 Colorado Avenue, Suite #203
Santa Monica, California 90404
(Address of principal executive offices)

(213) 421-1920
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SLE	Nasdaq Capital Market

Item 1.01	Entry into a Material Definitive Agreement.

Subscription Agreements

On July 10, 2024, Super League Enterprise, Inc. (the “Company”) entered into subscription agreements (each, a “Subscription Agreement” and collectively, the “Subscription Agreements”) with accredited investors with respect to the sale of an aggregate of 551 shares of newly designated Series AAA-2 Junior Convertible Preferred Stock, par value $0.001 per share (the “Series AAA-2 Preferred”), at a purchase price of $1,000 per share, for aggregate gross proceeds to the Company of approximately $551,000 (the “Offering”).

In connection with the Offering, on July 10, 2024 (the “Filing Date”), the Company filed a Certificate of Designation of Preferences, Rights and Limitations of the Series AAA-2 Junior Convertible Preferred Stock (the “Series AAA-2 Certificate of Designation”) with the State of Delaware.

Each share of Series AAA-2 Preferred is convertible at the option of the holder, subject to certain beneficial ownership limitations and primary market limitations as set forth in each Series AAA Certificates of Designation, into such number of shares of the Company’s common stock, par value $0.001 (the “Common Stock”), equal to the number of Series AAA-2 Preferred to be converted, multiplied by the stated value of $1,000 (the “Stated Value”), divided by the conversion price in effect at the time of the conversion (the initial conversion price will be $1.25 for the Series AAA-2 Preferred, subject to adjustment in the event of stock splits, stock dividends, certain fundamental transactions and future issuances of equity securities as described below).

The Series AAA-2 Preferred shall vote together with the common stock on an as-converted basis, and not as a separate class, subject to the beneficial ownership and primary market limitations, except that holders of Series AAA-2 Preferred (which for purposes of this paragraph includes 1,210 shares of Series AAA Junior Preferred Stock issued on June 26, 2024) shall vote as a separate class with respect to (a) amending, altering, or repealing any provision of the Series AAA-2 Preferred Certificate of Designation in a manner that adversely affects the powers, preferences or rights of the Series AAA-2 Preferred, (b) increasing the number of authorized shares of Series AAA-2 Preferred, (c) authorizing or issuing an additional class or series of capital stock that ranks senior to the Series AAA-2 Preferred with respect to the distribution of assets on liquidation, or (d) entering into any agreement with respect to the foregoing. In addition, no holder of Series AAA-2 Preferred shall be entitled to vote on any matter presented to the Company’s stockholders relating to approving the conversion of such holder’s Series AAA-2 Preferred into an amount in excess of the primary market limitations. Upon any dissolution, liquidation or winding up, whether voluntary or involuntary, holders of Series AAA-2 Preferred (together with any Parity Securities (as defined in the Series AAA-2 Certificate of Designations) will be entitled to receive distributions out of the Company’s assets in an amount per share equal to the Stated Value plus all accrued and unpaid dividends, whether capital or surplus before any distributions shall be made on any shares of Common Stock (after the payment to any senior security, if any).

Holders of the Series AAA-2 Preferred will be entitled to receive dividends, subject to the beneficial ownership and primary market limitations, payable in the form of that number of shares of Common Stock equal to 20% of the shares of Common Stock underlying the Series AAA-2 Preferred then held by such holder on the 30 day, 60 day, and 90 day anniversaries of the Filing Date. In addition, subject to the beneficial ownership and primary market limitations, holders of Series AAA-2 Preferred will be entitled to receive dividends equal, on an as-if-converted to shares of Common Stock basis, and in the same form as dividends actually paid on shares of the common stock when, as, and if such dividends are paid on shares of the common stock. Notwithstanding the foregoing, to the extent that a holder’s right to participate in any dividend in shares of common stock to which such holder is entitled would result in such holder exceeding the beneficial ownership and/or primary market limitations, then such holder shall not be entitled to participate in any such dividend to such extent and the portion of such shares that would cause such holder to exceed the beneficial ownership and/or primary market limitations shall be held in abeyance for the benefit of such holder until such time, if ever, as such holder’s beneficial ownership thereof would not result in such holder exceeding the beneficial ownership and primary market limitations.

Subject to the approval by a majority of the voting securities of the Company (the “Stockholder Approval”), pursuant to the Subscription Agreements, purchasers shall have the right to purchase shares of a newly designated series of Preferred Stock of the Company containing comparable terms (except for adjustments to the Conversion Price based on future equity issuances) as the Series AAA-2 Preferred (the “Additional Investment Right”) from the date of each respective closing through the date that is 18 months thereafter for an additional dollar amount equal to its initial investment amount at $1,000 per share (the “Original Issue Price”), with a conversion price equal to the conversion price of the Series AAA-2 Preferred in effect on the Filing Date (i.e., the original conversion price of $1.25). No further additional investment rights shall be granted to investors that exercise the Additional Investment Rights.

Further subject to the effectiveness of the Stockholder Approval, for twenty-four (24) months after the Filing Date, and subject to certain carveouts as described in the Series AAA Certificates of Designations, if the Company conducts an offering at a price per share less than the then effective conversion price (the “Future Offering Price”) consisting of common stock, convertible or derivative instruments, and undertaken in an arms-length third party transaction, then in such event the conversion price of the Series AAA-2 Preferred shall be adjusted to the Future Offering Price, but not less than the Conversion Price Floor (as defined in the Series AAA-2 Certificate of Designations).

The Company and the investors in the Offering also executed a registration rights agreement (the “Registration Rights Agreement”), pursuant to which the Company agreed to file a registration statement covering the resale of the shares of Common Stock issuable upon conversion of, and dividends on, the Series AAA-2 Preferred within sixty days following the final closing of the Offering and to use its best efforts to cause such registration statement to become effective within 90 days of the filing date.

The Subscription Agreements and the Registration Rights Agreement (collectively, the “Transaction Documents”) contain representations and warranties that the parties made to, and solely for the benefit of, the other signatories to the Transaction Documents in the context of the terms and conditions thereof and in the context of the specific relationship between the parties to the Transaction Documents. The provisions of such Transaction Documents, including the representations and warranties contained therein, are not for the benefit of any party other than the party signatories thereto and are not intended for investors and the public to obtain factual information about the current state of affairs of the parties to such Transaction Documents. Rather, investors and the public should refer to other disclosures contained in the Company’s filings with the U.S. Securities and Exchange Commission with respect to obtaining such factual information.

The Company sold and offered the shares of Series AAA Preferred pursuant to a Placement Agency Agreement (the “Placement Agency Agreement”) with a registered broker dealer, which acted as the Company’s exclusive placement agent (the “Placement Agent”) for the Offering. Pursuant to the terms of the Placement Agency Agreement, in connection with the July 10, 2024 closing of the Offering, the Company paid the Placement Agent an aggregate cash fee of $55,100, non-accountable expense allowance of $11,020 and will issue to the Placement Agent or its designees warrants (the “Placement Agent Warrants”) to purchase 63,916 shares of Common Stock at an exercise price of $1.25 per share. The Placement Agent shall also earn fees and be issued additional Placement Agent Warrants with respect to any securities issued pursuant to the Additional Investment Rights.

The securities issued in the Offering are exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder because, among other things, the transaction did not involve a public offering, the investors (including the Holders) are accredited investors, the investors are purchasing, for investment and not for resale and the Company took appropriate measures to restrict the transfer of the securities. The securities have not been registered under the Securities Act and may not be sold in the United States absent registration or an exemption from registration. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The forgoing descriptions of the Series AAA-2 Preferred Certificate of Designation, Placement Agency Agreement, and Form of Placement Agent Warrants are qualified in their entirety by reference to the full text of such documents, copies of which are filed as Exhibit 3.1, Exhibit 10.1, and Exhibit 10.2, respectively, to this Current Report on Form 8-K. The foregoing description of the Form of Subscription Agreement and Form of Registration Rights Agreement are qualified in their entirety by reference to the full text of such documents, copies of which are filed as Exhibit 10.1, and Exhibit 10.2, respectively to the Company’s Current Report on Form 8-K, filed with the SEC on July 2, 2024.

Item 3.02	Unregistered Sales of Equity Securities.

The response to this item is included in Item 1.01, Entry into a Material Definitive Agreement, and is incorporated herein in its entirety.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Certificate of Incorporation of the Company authorizes the issuance of up to 10,000,000 shares of preferred stock and further authorizes the Board of the Company to fix and determine the designation, preferences, conversion rights, or other rights, including voting rights, qualifications, limitations, or restrictions of the preferred stock.

On July 10, 2024, the Company filed the Series AAA-2 Preferred Certificate of Designation, designating 551 shares of Series AAA Preferred in connection with the Offering.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits Index

Exhibit No.	Description

3.1	Certificate of Designation of Preferences, Rights and Limitations of the Series AAA-2 Junior Convertible Preferred Stock
10.1*	Placement Agency Agreement, dated June 3, 2024, by and between Super League Enterprise, Inc., and Aegis Capital Corporation
10.2*	Form of Placement Agent Warrant
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain portions of this exhibit (indicated by “[***]”) have been omitted as the Company has determined (i) the omitted information is not material and (ii) is the type that the registrant treats as private or confidential.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Super League Enterprise, Inc.

Date: July 16, 2024	By:	/s/ Clayton Haynes
Clayton Haynes Chief Financial Officer